Calculation of Filing Fee Tables
S-1
Research Alliance Corp III
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value $0.0001 per share	457(a)	1,750,000	$ 10.00	$ 17,500,000.00	0.0001381	$ 2,416.75
Fees Previously Paid	2	Equity	Class A ordinary shares, par value $0.0001 per share	457(a)	5,750,000	$ 10.00	$ 57,500,000.00		$ 7,940.75
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 75,000,000.00		$ 10,357.50
			Total Fees Previously Paid:						$ 7,940.75
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,416.75
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

[2]	The Registrant's initial filing of this Registration Statement on March 24, 2026 (the "Original Form S-1") registered 5,750,000 Class A ordinary shares for an aggregate offering price of $57,500,000. The Registrant's subsequent amendment No. 2 to this Registration Statement (the "Form S-1/A") registers an additional 1,750,000 Class A ordinary shares, representing the difference between the 7,500,000 Class A ordinary shares now being offered and the 5,750,000 Class A ordinary shares previously registered, for an additional aggregate offering price of $17,500,000. In connection with the Form S-1/A, the Registrant is required to pay an additional registration fee of $2,416.75.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date